Exhibit 99.1

\Bausch Health Enters Into Definitive "Stalking Horse" Agreement To Acquire Substantially All The Assets Of Synergy Pharmaceuticals Inc.
Strategic Acquisition Will Enhance the Salix Gastroenterology Portfolio
LAVAL, Quebec, Dec. 12, 2018 /PRNewswire/ -- Bausch Health Companies Inc. (NYSE/TSX: BHC) ("Bausch Health" or the "Company") announced today that it has entered into a definitive agreement to acquire certain assets of Synergy Pharmaceuticals Inc. (NASD: SGYP) ("Synergy") in a transaction valued at approximately $200 million plus certain assumed liabilities. Synergy filed a voluntary petition for reorganization under Chapter 11 of the U.S. Code (the "Bankruptcy Code") with the U.S. Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") earlier today. Under the terms of the agreement, and subject to Bankruptcy Court approval, Bausch Health will serve as the "stalking horse" bidder in a court-supervised auction and sale process, which Synergy will conduct pursuant to Section 363 of the Bankruptcy Code.
Synergy is a biopharmaceutical company focused on the development and commercialization of novel gastrointestinal (GI) therapies. Synergy's flagship product, TRULANCE® (plecanatide) is a once-daily tablet approved for adults with chronic idiopathic constipation (CIC) and irritable bowel syndrome with constipation (IBS-C).
"The acquisition of the assets of Synergy will enhance our Salix Pharmaceuticals business. We believe TRULANCE is a natural complement to XIFAXAN® (rifaximin), and with the scale and strength of our sales footprint in GI and primary care, our Salix team will be able to offer physicians and patients multiple treatment options that span the types of irritable bowel syndrome. Furthermore, adding Synergy's investigational dolcanatide to our pipeline will provide an incremental peptide with established proof-of-concept studies in multiple GI conditions," said Joseph C. Papa, chairman and CEO, Bausch Health. "As part of our transformation strategy, we will continue to seek strategic bolt-on opportunities that we believe will help drive long-term growth in our core businesses and for the Company."
Agreement Details
Under the terms of the definitive "stalking horse" agreement, Bausch Health (through its affiliate) has agreed to acquire most of Synergy's assets, including intellectual property, customer and vendor contracts, accounts receivable and goodwill, free and clear of liabilities except certain expressly assumed liabilities. Additionally, Bausch Health has committed to make employment offers to a number of the sales and commercial employees of Synergy. As part of the sale process, Bausch Health's bid is subject to higher or better offers, as other interested parties will have an opportunity to submit competing bids.
Bausch Health does not require any financing to complete the acquisition. If Bausch Health's bid is successful, the transaction is expected to close in the first quarter of 2019, subject to customary closing conditions and approval of the Bankruptcy Court.
Wachtell, Lipton, Rosen & Katz served as legal advisor to Bausch Health in this transaction.
About XIFAXAN
XIFAXAN (rifaximin) 550 mg tablets are indicated for the treatment of irritable bowel syndrome with diarrhea (IBS-D) in adults and for the reduction in risk of overt hepatic encephalopathy (HE) recurrence in adults.
IMPORTANT SAFETY INFORMATION

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XIFAXAN is contraindicated in patients with a hypersensitivity to rifaximin, rifamycin antimicrobial agents, or any of the components in XIFAXAN. Hypersensitivity reactions have included exfoliative dermatitis, angioneurotic edema, and anaphylaxis.

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Clostridium difficile-associated diarrhea (CDAD) has been reported with use of nearly all antibacterial agents, including XIFAXAN, and may range in severity from mild diarrhea to fatal colitis. If CDAD is suspected or confirmed, ongoing antibiotic use not directed against C. difficile may need to be discontinued.

•	There is an increased systemic exposure in patients with severe (Child-Pugh Class C) hepatic impairment. Caution should be exercised when administering XIFAXAN to these patients.

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Caution should be exercised when concomitant use of XIFAXAN and P-glycoprotein (P-gp) and/or OATPs inhibitors is needed. Concomitant administration of cyclosporine, an inhibitor of P-gp and OATPs, significantly increased the systemic exposure of rifaximin. In patients with hepatic impairment, a potential additive effect of reduced metabolism and concomitant P-gp inhibitors may further increase the systemic exposure to rifaximin.

•	In clinical studies, the most common adverse reactions for XIFAXAN in IBS-D (≥2%) were nausea (3%) and ALT increased (2%).

•	In clinical studies, the most common adverse reactions for XIFAXAN in HE (≥10%) were peripheral edema (15%), nausea (14%), dizziness (13%), fatigue (12%), and ascities (11%).

•	INR changes have been reported in patients receiving rifaximin and warfarin concomitantly. Monitor INR and prothrombin time. Dose adjustment of warfarin may be required.

•	XIFAXAN may cause fetal harm. Advise pregnant women of the potential risk to a fetus.
To report SUSPECTED ADVERSE REACTIONS, contact Salix Pharmaceuticals at 1-800-321-4576.
You are encouraged to report negative side effects of prescription drugs to the FDA. Visit www.fda.gov/medwatch, or call 1-800-FDA-1088
Please click here for full Prescribing Information.
About Bausch Health
Bausch Health Companies Inc. (NYSE/TSX: BHC) is a global company whose mission is to improve people's lives with our health care products. We develop, manufacture and market a range of pharmaceutical, medical device and over-the-counter products, primarily in the therapeutic areas of eye health, gastroenterology and dermatology. We are delivering on our commitments as we build an innovative company dedicated to advancing global health. More information can be found at www.bauschhealth.com.
Forward-looking Statements
This news release may contain forward-looking statements, which may generally be identified by the use of the words "anticipates," "expects," "intends," "plans," "should," "could," "would," "may," "will," "believes," "estimates," "potential," "target," or "continue" and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties discussed in the Company's most recent annual or quarterly report and detailed from time to time in the Company's other filings with the Securities and Exchange Commission and the Canadian Securities Administrators, which factors are incorporated herein by reference and the following factors: the occurrence of any event, change or other circumstances that could give rise to the right of Bausch Health or Synergy to terminate the definitive agreement between Bausch Health and Synergy; the possibility that the anticipated benefits of the transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the acquired assets of Synergy; the possibility that the transaction may be more expensive to complete than anticipated; diversion of management's attention from ongoing business operations and opportunities; exposure to potential litigation; and potential adverse reactions or changes to business or employee relationships, including those resulting from the bankruptcy proceedings of Synergy or announcement or completion of the transaction. In addition, certain material factors and assumptions have been applied in making these forward-looking statements, including that the risks and uncertainties outlined above will not cause actual results or events to differ materially from those described in these forward-looking statements. The Company believes that the material factors and assumptions reflected in these forward-looking statements are reasonable, but readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. Bausch Health undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this news release or to reflect actual outcomes, unless required by law.
TRULANCE is a trademark of Synergy Pharmaceuticals Inc.
The XIFAXAN product and the XIFAXAN trademark are licensed by Alfasigma S.P.A. to Salix Pharmaceuticals or its affiliates.

Investor Contact:	Media Contact:
Arthur Shannon	Lainie Keller
arthur.shannon@bauschhealth.com	lainie.keller@bauschhealth.com
(514) 856-3855	(908) 927-0617
(877) 281-6642 (toll free)